Exhibit 99.1
                                                                    ------------


Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     11/26/2007

                       Amount of
                      Securities
                     Beneficially
                         Owned           Ownership
                       Following           Form:
                       Reported        Direct (D) or        Nature of Indirect
Title of Security   Transaction(s)      Indirect (I)       Beneficial Ownership
-----------------   --------------      ------------       --------------------

Common Stock          16,800,152            D/I(2)      (2)

Common Stock           8,630,992            D/I(1)      (1)

Common Stock           8,569,177            I(3)        The Family Trust

Common Stock           4,892,608            I(3)        Wexner Personal Holdings
                                                        Corporation

Common Stock           4,723,437            I(3)        R.H.R.E.I. Trust

Common Stock           3,300,568            I(3)        Trust 600

Common Stock           1,500,000            I(3)        The Concierge Trust

Common Stock           1,364,374(4)         I(3)        Held in Limited Brands,
                                                        Inc. Savings and
                                                        Retirement Plan for
                                                        Leslie H. Wexner's
                                                        account



See Notes on next page.

Name and Address of Reporting Person:                Leslie H. Wexner
                                                     c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     11/26/2007


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Based on account balance as of October 31, 2007. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.



Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                                 Abigail S. Wexner

Address of Joint Filer:                              c/o Limited Brands, Inc.
                                                     Three Limited Parkway
                                                     Columbus, OH  43216

Relationship of Joint Filer to Issuer:               Director

Issuer Name and Ticker or Trading Symbol:            Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                     11/26/2007

Designated Filer:                                    Leslie H. Wexner

SIGNATURE:



  /s/  Abigail S. Wexner
----------------------------------
Abigail S. Wexner


November 27, 2007
Date